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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to shares of Xceed Inc. Common Stock issuable to and to be re-offered by Scott Mednick, and to the incorporation by reference into such Registration Statement of our report dated November 19, 1999 with respect to the consolidated financial statements of Xceed Inc. included in the Annual Report on Form 10-K for the year ended August 31, 1999.

                                            /s/ Holtz Rubenstein & Co., LLP
                                            HOLTZ RUBENSTEIN & co., LLP

Melville, New York
December 7, 1999